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                                                                       EXHIBIT 7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services -- Independent Registered Public Accounting Firm" relating to GMO Global Growth Fund in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts

June 24, 2004